Exhibit 99.1

CUI GLOBAL REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

TUALATIN, Ore., November 12, 2019 -- CUI Global, Inc. (NASDAQ: CUI), (the “Company”) today reported unaudited financial results for the three and nine months ended September 30, 2019.

Note: In accordance with ASC 360-10 Impairment and Disposal of Long-Lived Assets and ASC 205-20 Discontinued Operations, as a result of CUI Global’s divestiture of its Electromechanical components business on September 30, 2019, and the classification of the majority of the remaining assets and liabilities that comprise the Power and Electromechanical segment, as held for sale within 12 months the Company has reclassified its Power and Electromechanical segment as discontinued operations for the three and nine-month periods ended September 30, 2019 and September 30, 2018. As a result, the review of the third quarter results presented here focuses on the Company's continuing operations, which consists of its Energy segment. On November 8, 2019, the Company entered into an asset purchase agreement to sell the majority of its Power business for $32.0 million.

Third Quarter 2019 Unaudited Financial Performance Summary: (comparisons to prior year period)

●	Total revenues were $6.1 million compared to $5.2 million;

●	Gross profit was $1.4 million compared to $1.3 million;

●	Gross margin was 23.4% compared to 25.6%;

●	Operating loss was $3.7 million compared to an operating loss of $3.3 million.

Nine Months 2019 Unaudited Financial Performance Summary: (comparisons to prior year period)

●	Total revenues were $17.8 million compared to $12.9 million;

●	Gross profit was $4.3 million compared to $3.0 million;

●	Gross margin was 24.3% compared to 23.6%;

●	Operating loss was $11.1 million compared to an operating loss of $13.3 million.

Balance Sheet and Backlog Summary:

●	Cash and cash equivalents were $1.7 million at September 30, 2019.

●	Debt as of September 30, 2019 was $0.9 million including $0.7 million on a line of credit that is classified as liability held for sale.

●	Energy segment backlog was $10.8 million at September 30, 2019 as compared to $15.7 million at December 31, 2018.

Financial Accounting Standard Board Accounting Standard Update 2016-02

Effective January 1, 2019, the Company adopted Financial Accounting Standard Board Accounting Standard Update 2016-02, Leases (Topic 842), which requires lessee recognition of lease assets and lease liabilities on the balance sheet, at the beginning of fiscal 2019.  As a result of the new lease standard, at September 30, 2019, $5.6 million was included with non-current assets, $0.8 million with current liabilities and $5.0 million with non-current liabilities, on the condensed consolidated balance sheets.

“Our third quarter results reflect continued strength in our engineering and integration services in North America that offset lower revenue from our U.K. operations due to the continued headwinds associated with Brexit,” said William Clough, executive chairman of CUI Global. “We also took steps to unlock the value of our Power and Electromechanical segment in support of CUI Global’s strategy to become a diversified energy infrastructure services company. We completed the sale of our Electromechanical components business during the quarter and yesterday announced the sale of the majority of our remaining Power business to Bel Fuse for $32 million. With these transactions, we move forward with a recast balance sheet and the financial resources to support the company’s Energy-centric growth strategy with Jim O’Neil as CEO.”

Jim O’Neil, vice chairman and CEO of CUI Global, stated, “Secular trends in the oil and natural gas, electric power and telecommunications industries have created a sustained market opportunity that is ripe for a market entrant with a differentiated value proposition and disciplined acquisition strategy. With the divestiture of the majority Power and Electromechanical segment, we turn our full attention to executing on our strategy to diversify our Energy business into the infrastructure services market and build a recurring revenue and earnings stream through acquisitions and organic growth. With CUI Global as the foundation of a diversified platform for growth, we believe we have the right strategy and the financial means to establish the company as an industry leader and support a sustainable growth trajectory.”

Conference Call

Management will host a conference call today, November 12, 2019 at 5:00 PM ET to discuss these results as well as recent corporate developments. After management’s opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 3962226. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the ‘Events & Presentations’ page of the CUI Global Investor Relations website (www.cuiglobal.com).

For those unable to attend the live call, a telephonic replay will be available until November 28, 2019. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 3962226. An archived copy of the webcast and slide presentation will also be available on the ‘Events & Presentations’ page of the CUI Global Investor Relations website.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies to create a diversified energy services platform. CUI Global’s Energy business, Orbital Gas Systems is a leader in innovative gas solutions with more than 30 years of experience in design, installation and the commissioning of industrial gas sampling, measurement and delivery systems providing solutions to the energy, power and processing markets. Orbital Gas Systems manufactures and delivers a broad range of technologies including environmental monitoring, gas metering, process control, telemetry, gas sampling and BioMethane. As a publicly traded company, shareholders can participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most important, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: http://www.cuiglobal.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

CUI Global Investor Relations Counsel:

LHA Investor Relations

Sanjay M. Hurry

T: 212-838-3777

cuiglobal@lhai.com

CUI Global, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except share and per share amounts)	2019	2018
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$1,728	$3,979
Trade accounts receivable, net of allowance of $25 and $17, respectively	4,589	5,034
Inventories	1,580	1,622
Contract assets	2,567	1,744
Note receivable, current portion	—	318
Prepaid expenses and other current assets	1,462	1,512
Assets held for sale - current	30,486	21,272
Total current assets	42,412	35,481

Property and equipment, less accumulated depreciation of
1,284 and $1,182, respectively	4,211	4,536
Investment in VPS - equity method	5,198	—
Right of use assets - Operating leases	5,615	—
Other intangible assets, less accumulated amortization of $9,462 and $8,889, respectively	4,271	5,314
Restricted cash	—	523
Note receivable - related party	3,183	—
Convertible note receivable	—	655
Deposits and other assets	69	508
Assets held for sale - noncurrent	—	23,150
Total assets	$64,959	$70,167

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$3,096	$1,520
Short-term overdraft facility	—	1,344
Notes payable - current	269	—
Operating lease obligations - current portion	754	—
Accrued expenses	2,599	1,893
Contract liabilities	2,222	1,956
Deferred gain on leaseback, current portion	—	289
Liabilities held for sale - current	10,059	11,584
Total current liabilities	18,999	18,586

Operating lease obligations, less current portion	4,977	—
Deferred tax liabilities	1,584	1,914
Deferred gain on leaseback, less current portion	—	2,599
Liabilities held for sale - noncurrent	—	5,327
Other long-term liabilities	166	203
Total liabilities	25,726	28,629

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at September 30, 2019 or December 31, 2018	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,680,260 shares issued and outstanding at September 30, 2019 and 28,552,886 shares issued and outstanding at December 31, 2018	29	29
Additional paid-in capital	170,049	169,898
Accumulated deficit	(126,685)	(123,993)
Accumulated other comprehensive loss	(4,160)	(4,396)
Total stockholders' equity	39,233	41,538
Total liabilities and stockholders' equity	$64,959	$70,167

CUI Global, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018

Total revenues	$6,073	$5,155	$17,793	$12,908

Cost of revenues	4,652	3,834	13,464	9,860

Gross profit	1,421	1,321	4,329	3,048

Operating expenses:
Selling, general and administrative	4,793	4,222	14,092	13,773
Depreciation and amortization	359	382	1,136	1,145
Research and development	20	47	123	116
Provision (credit) for bad debt	(18)	4	110	5
Impairment of goodwill	—	—	—	1,263
Other operating income	(11)	—	(13)	—

Total operating expenses	5,143	4,655	15,448	16,302

Continuing loss from operations	(3,722)	(3,334)	(11,119)	(13,254)

Loss from equity method investment in VPS	(354)	—	(710)	—
Fair value gain on equity method investment purchase	—	—	629	—
Other income (expense)	(463)	(43)	(575)	(79)
Interest expense	(4)	(60)	(35)	(164)

Loss from continuing operations before taxes	(4,543)	(3,437)	(11,810)	(13,497)

Income tax benefit	(1,310)	(396)	(1,598)	(1,042)

loss from continuing operations	(3,233)	(3,041)	(10,212)	(12,455)

Discontinued operations
Income from operations of discontinued electromechanical components business (including gain on disposal of $3,631)	3,944	1,760	5,598	3,656
Income tax expense	1,023	253	966	762
Income from discontinued operations	2,921	1,507	4,632	2,894

Net loss	$(312)	$(1,534)	$(5,580)	$(9,561)

Basic and diluted weighted average
common shares outstanding	28,691,206	28,527,234	28,636,918	28,507,286

Loss from continuing operations per common share - basic and diluted	$(0.11)	$(0.11)	$(0.35)	$(0.44)

Earnings from discontinued operations - basic and diluted	0.10	0.06	0.16	0.10

Earnings per common share - basic and diluted	$(0.01)	$(0.05)	$(0.19)	$(0.34)

CUI Global, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	For the nine months ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,580)	$(9,561)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	645	816
Amortization of intangibles	1,326	1,429
Stock issued and stock to be issued for compensation, royalties and services	155	188
Unrealized gain on derivative liability	—	(164)
Non-cash loss on equity method investment in VPS	710	—
Non-cash fair value gain on equity method investment purchase	(629)	—
Gain on sale of electromechanical components business	(3,631)	—
Provision for (credit to) bad debt expense	90	(10)
Deferred income taxes	(644)	(352)
Inventory reserve	135	274
Non-cash unrealized foreign currency gains	614	135
Impairment of goodwill	—	1,263
(Gain) loss on disposal of assets	(13)	3

(Increase) decrease in operating assets:
Trade accounts receivable	1,196	(1,439)
Inventories	(31)	(3,727)
Contract assets	(891)	160
Prepaid expenses and other current assets	362	(285)
Right of use assets - Operating leases	743	—
Deposits and other assets	(248)	13
Increase (decrease) in operating liabilities:
Accounts payable	2,406	520
Operating lease liabilities	(687)	—
Accrued expenses	(122)	684
Refund liabilities	(367)	953
Contract liabilities	246	(853)
NET CASH USED IN OPERATING ACTIVITIES	(4,215)	(9,953)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(278)	(644)
Proceeds from sale of property and equipment	14	—
Cash paid for other intangible assets	(269)	(348)
Cash paid for convertible notes receivable	—	(500)
Cash paid for equity-method Investment	(1,615)	—
Proceeds from Notes receivable	313	—
Proceeds from sale of restricted investment	400	—
Proceeds from components division sale	4,696	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,261	(1,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	6,842	13,895
Payments on overdraft facility	(8,208)	(12,570)
Proceeds from line of credit	20,889	6,696
Payments on line of credit	(21,188)	(6,039)
Payments on financing lease obligations	(3)	(2)
Payments on mortgage note payable	—	(71)
Payments on notes payable	(88)	—
Payments on contingent consideration	—	(45)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,756)	1,864

Effect of exchange rate changes on cash	(64)	148
Net decrease in cash, cash equivalents and restricted cash	(2,774)	(9,433)
Cash, cash equivalents and restricted cash at beginning of period	4,502	12,646
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,728	$3,213

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the Company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the Company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with stock and stock options for compensation, royalties and services during the period, impairment of goodwill, the non-cash gains and loss on the Company’s equity-method investment and the non-cash gain on the sale of a discontinued operation.

(in thousands)
	For the Three Months Ended		For the nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
EBITDA *:
Net loss	$(312)	$(1,534)	$(5,580)	$(9,561)
Plus: Interest expense	105	132	309	370
Plus: Income tax expense (benefit)	(287)	(143)	(632)	(280)
Plus: Depreciation and amortization	602	742	1,971	2,245
EBITDA	108	(803)	(3,932)	(7,226)

Adjusted EBITDA *:
Gain on disposal of discontinued operation	(3,631)	—	(3,631)	—
Plus: Provision (credit) for bad debt	(48)	24	90	(10)
Plus: Impairment of goodwill	—	—	—	1,263
Plus: Unrealized gain on derivative	—	(38)	—	(164)
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	44	42	155	188
Fair value gain on equity method investment purchase	—	—	(629)	—
Plus: Non-cash loss on equity-method investment	354	—	710	—
Adjusted EBITDA	$(3,173)	$(775)	$(7,237)	$(5,949)

Adjusted net loss *:
Net loss	$(312)	$(1,534)	$(5,580)	$(9,561)
Gain on disposal of discontinued operation	(3,631)	—	(3,631)	—
Plus: Impairment of goodwill	—	—	—	1,263
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	286	300	883	936
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	44	42	155	188
Fair value gain on equity method investment purchase	—	—	(629)	—
Plus: Non-cash loss on equity-method investment	354	—	710	—
Adjusted net loss	$(3,259)	$(1,192)	$(8,092)	$(7,174)

* Includes the combined totals from continuing and discontinued operations.

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